UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 12, 2011

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02(a).   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 12, 2011, Sun River Energy, Inc. (the “Company”) terminated the Amended and Restated Consulting Agreement (“Agreement”) between the Company and Cicerone Corporate Development, LLC, one of the Company’s principal shareholders (“Cicerone”) in connection with Cicerone’s breach of the Agreement.  Under the terms of the Agreement, Cicerone was to provide consulting services to the Company related to the implementation of corporate strategies, achievement of market listing standards, debt and equity financings, and corporate governance and shareholder matters.  The Agreement was supposed to remain in effect until August 1, 2013, and automatically renew for subsequent one year terms, unless either party notifies the other in writing at least ninety (90) days prior to the end of the term.  As its consulting fee under the Agreement, Cicerone was entitled to receive, on a monthly basis, the sum of $8,333.  The Agreement also provides for confidentiality obligations of Cicerone and a covenant not to engage in shorting transactions in connection with the Company’s Common Stock.

The following is a brief description of the material circumstances surrounding the termination of the Agreement.  On August 30, 2011, the Company and Cicerone mutually agreed to abate the Agreement.  The Company believed it was in the Company’s best interest to abate the Agreement because of concerns raised by NASDAQ staff about allegations in three lawsuits against the Company and Cicerone involving stock price manipulation.  The Company was unaware of any evidence to support these allegations.  Nonetheless, the Company and Cicerone agreed to abate the Agreement indefinitely until further written notice.  The majority of Cicerone’s work under the Agreement had been completed and Cicerone was no longer needed as a consultant.  Regardless, the Company conducted a thorough investigation of the allegations and discovered no apparent irregularities relating to the allegations.

Recently, the Company discovered Cicerone’s managing member, Harry McMillan, on one or more occasions, improperly and without authorization disclosed confidential material information in violation of Cicerone’s continuing confidentiality obligations under the Agreement (the abatement did not affect Cicerone’s confidentiality obligations under the Agreement).  The Company immediately terminated Cicerone and filed a press release regarding the information disclosed by McMillan.

The Company is conducting an investigation to determine whether there may have been other instances in which Cicerone violated provisions of the Agreement.  The Company will not incur any material early termination penalties in connection with the termination of the Agreement.

The foregoing brief description of the Agreement and the circumstances surrounding the termination of the Agreement does not purport to be complete.  The foregoing description of the Agreement is subject to, and qualified in its entirety by, the full text of the Agreement, referenced below as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.01.   REGULATION FD DISCLOSURE

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On December 13, 2011, Sun River Energy, Inc. (the “Company”) issued a press release announcing the termination of the Company’s consulting agreement with Cicerone Corporate Development, LLC.  On the same date, the Company issued a press release announcing the current status of the Company’s application for a listing on Nasdaq.  The full text of the press releases are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.                               Description

10.1
Amended and Restated Consulting Agreement, by and between Sun River Energy, Inc. and Cicerone Corporate Development, LLC (incorporated by reference as Exhibit 10.1 to the Form 8K Current Report filed on April 6, 2011).

99.1	Press Release, dated December 13, 2011
99.2	Press Release, dated December 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: December 15, 2011	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO